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                                                                    EXHIBIT 12.1

                                 VIDEOTRON LTEE
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
      (DOLLARS IN MILLIONS, EXCEPT FOR RATIO OF EARNINGS TO FIXED CHARGES)

                                                                                                     NINE MONTHS
                                                                                                        ENDED
                                                        YEAR ENDED DECEMBER 31,                     SEPTEMBER 30,
                                         -----------------------------------------------------   -------------------
                                           2000       2001       2002        2003       2004       2004       2005
                                         --------   --------   ---------   --------   --------   --------   --------
CANADIAN GAAP
Fixed charges
  Interest expenses, before interest
    income.............................   $ 65.8     $ 89.8    $    81.0    $ 86.3     $ 64.1     $ 45.7     $ 43.1
  Amortization of capitalized expenses
    related to indebtedness............      1.8        2.5          4.6       4.1        1.4        1.0        1.4
  Interest capitalized to the cost of
    fixed assets.......................      2.9        0.7          0.0       0.0        0.0        0.0        0.0
                                          ------     ------    ---------    ------     ------     ------     ------
                                          $ 70.5     $ 93.0    $    85.6    $ 90.4     $ 65.5     $ 46.7     $ 44.5
                                          ------     ------    ---------    ------     ------     ------     ------
Earnings
  Income from continuing operation
    before income taxes and non
    controlling interest...............   $(64.6)    $(63.0)   $    14.3    $ 90.2     $144.0     $111.0     $140.8
  Fixed charges........................     70.5       93.0         85.6      90.4       65.5       46.7       44.5
  Interest capitalized to the cost of
    fixed assets.......................     (2.9)      (0.7)         0.0       0.0        0.0        0.0        0.0
  Amortization of capitalized
    interest...........................      0.6        0.7          0.7       0.7        0.0        0.5        0.0
                                          ------     ------    ---------    ------     ------     ------     ------
                                          $  3.6     $ 30.0    $   100.6    $181.3     $209.6     $158.2     $185.3
                                          ------     ------    ---------    ------     ------     ------     ------
Ratio of earnings to fixed charges.....      0.1        0.3          1.2       2.0        3.2        3.4        4.2
                                          ------     ------    ---------    ------     ------     ------     ------
US GAAP
Fixed charges
  Interest expenses, before interest
    income.............................                        $    77.7    $ 84.1     $ 51.6     $ 34.3     $ 37.5
  Amortization of capitalized expenses
    related to indebtedness............                              4.6       4.1        1.4        1.0        1.4
Interest capitalized to the cost of
  fixed assets.........................                              0.0       0.0        0.0        0.0        0.0
                                                               ---------    ------     ------     ------     ------
                                                               $    82.3    $ 88.2     $ 53.0     $ 35.3     $ 38.9
                                                               ---------    ------     ------     ------     ------
Earnings
  Income from continuing operation
    before income taxes and non
    controlling interest...............                        $(1,979.1)   $ 82.8     $142.6     $113.0     $136.0
  Fixed charges........................                             82.3      88.2       53.0       35.3       38.9
  Interest capitalized to the cost of
    fixed assets.......................                              0.0       0.0        0.0        0.0        0.0
  Amortization of capitalized
    interest...........................                              0.7       0.7        0.0        0.5        0.0
                                                               ---------    ------     ------     ------     ------
                                                               $(1,896.1)   $171.7     $195.6     $148.8     $174.9
                                                               ---------    ------     ------     ------     ------
Ratio of earnings to fixed charges.....                           --           1.9        3.7        4.2        4.5
                                                               ---------    ------     ------     ------     ------

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(1) For the year ended December 31, 2002, pro forma earnings as calculated under
    US GAAP, were inadequate to cover our fixed charges and the coverage deficiency amounted to $1,978.5 million.